EXHIBIT 32

CERTIFICATIONS OF OFFICERS PURSUANT TO SECTION 1350,

OF THE SARBANES—OXLEY ACT OF 2002

In connection with the annual report of Food Technology Service, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2011 as filed with the Securities and Exchange Commission (the “Report”), I, Richard G. Hunter, Chief Executive and Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company at the end of, and for, this period covered by the Report.

Date: March 28, 2012

By:	/s/ Richard G. Hunter, Ph.D.
Richard G. Hunter, Ph.D. Chief Executive Officer and Chief Financial Officer